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                                                                    Exhibit 99.1

                      [M/I SCHOTTENSTEIN HOMES, INC. LOGO]

FOR IMMEDIATE RELEASE

Contact:       Phillip G. Creek
               Senior Vice President, Chief Financial Officer
               M/I Schottenstein Homes, Inc.
               (614) 418-8011
               www.mihomes.com

                         M/I SCHOTTENSTEIN HOMES REPORTS
                                 RECORD EARNINGS

Columbus, Ohio (April 21, 2003) - M/I Schottenstein Homes, Inc. (NYSE:MHO) reports record financial results for the first quarter ended March 31, 2003.

Net income of $17,874,000 for 2003's first quarter, a 12% increase over 2002's first quarter net income of $15,919,000, represents a record level for this period in the Company's 27-year history. Diluted earnings per share of $1.20 increased 17% over 2002's first quarter diluted earnings per share of $1.03.

New contracts for the first quarter of 2003 were 1,141, a 5% increase over the 1,083 recorded in 2002's first quarter. Homes delivered of 800 for the three months ended March 31, 2003 represented a 5% decrease from the 846 reported for the same period in 2002. The Backlog of homes at March 31, 2003 grew to 2,662 units, with a record sales value of $657,000,000, compared to 2,568 units (sales value of $610,000,000) at March 31, 2002. The average sales price of homes in backlog was $247,000, the highest recorded for this period, compared to $238,000 at March 31, 2002.

Irving E. Schottenstein, Chief Executive Officer, commented, "We are very pleased with our record setting 2003 first quarter results. We continue to deliver improved performance by focusing on customer service and profitability. Our Company's financial strength is improving steadily, with Shareholders' Equity reaching $345,000,000 and book value per share of $24. We are striving to make 2003 our eighth consecutive record year."

Robert H. Schottenstein, President, added, "Our focus on profitability served us well during the first quarter of 2003, as our record first quarter gross and operating margins of 27% and 15%, respectively, more than offset the 5% decline in homes delivered and a slight decline in average selling price. Our operations in Columbus, Tampa, Orlando and Washington D.C. led our record first quarter results. With our first quarter record performance and record backlog of homes, M/I Homes is well positioned to have another outstanding year in 2003. We anticipate that our diluted earnings per share for 2003


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will be between $4.75 and $4.90, an increase to our previously forecasted estimate of $4.60 to $4.75 and 2002's record achievement of $4.30."

The Company will broadcast live its first quarter earnings conference call today at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes' website at www.mihomes.com, click on "Investor Relations" section of the site, and select "Listen to the Conference Call." The call, along with any accompanying information regarding non-GAAP financial measures required pursuant to New Regulation G, will continue to be available on our website without charge through at least April 21, 2004.

M/I Schottenstein Homes, Inc. is one of the nation's leading builders of single-family homes, having sold over 53,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and Palm Beach County, Florida; Charlotte and Raleigh, North Carolina; Virginia and Maryland.

Certain statements in this Press Release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, fluctuations in interest rates, availability and cost of land in desirable areas, increases in raw materials and labor costs, levels of competition, the impact of war on the economy, and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



                 M/I SCHOTTENSTEIN HOMES, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                    (In thousands, except per share amounts)


                                                          Three Months Ended
                                                               March 31,
                                                      2003                    2002
                                                      ----                    ----
                                                              (unaudited)
   Revenue                                         $ 209,009              $  215,562

   Net income                                         17,874                  15,919

   Net income per share:
     Basic                                              1.23                    1.06
     Diluted                                       $    1.20              $     1.03

   Weighted average shares outstanding:
     Basic                                            14,558                  15,032
     Diluted                                          14,901                  15,499

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                 M/I SCHOTTENSTEIN HOMES, INC. AND SUBSIDIARIES
               SELECTED SUPPLEMENTAL FINANCIAL AND OPERATING DATA
                (Dollars in thousands, except per share amounts)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                         2003                2002
                                                         ----                ----
                                                                (UNAUDITED)
Revenue                                               $ 209,009          $  215,562
Gross margin                                          $  56,664          $   53,934
General and administrative expense                       11,795              10,726
Selling expense                                          13,318              13,997
                                                      ---------          ----------
Operating income                                         31,551              29,211
Interest expense                                          2,250               3,536
                                                      ---------          ----------
Income before income taxes                               29,301              25,675
Income taxes                                             11,427               9,756
                                                      ---------          ----------
Net income                                            $  17,874          $   15,919
                                                      =========          ==========
ADDITIONAL INFORMATION:
----------------------
Land and lot sales                                    $  12,883          $    5,830
Land and lot margin                                       2,685               1,049
Financial services revenue                                6,998               6,907
Financial services operating income                   $   5,180          $    5,257

UNITS:
------
New contracts                                             1,141               1,083
Homes delivered                                             800                 846

                                                                 MARCH 31,
                                                         2003                2002
                                                         ----                ----
                                                                (UNAUDITED)
BACKLOG:
--------
Units                                                     2,662               2,568
Aggregate sales value                                 $ 657,000          $  610,000
Average sales price                                   $     247          $      238


                                                       MARCH 31,           MARCH 31,         DECEMBER 31,
                                                         2003                2002               2002
                                                         ----                ----               ----
BALANCE SHEET:                                                 (UNAUDITED)
-------------
Homebuilding inventory                                $ 460,824           $ 485,445          $  451,217
Homebuilding debt                                     $  79,616           $ 160,249          $   62,658
Shareholders' equity                                  $ 344,860           $ 297,794          $  339,729
Book value per share                                  $   24.06           $   19.70          $    22.97